UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Ensco plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ensco plc 6 Chesterfield Gardens London, England W1J 5BQ www.enscoplc.com	Press Release

Leading Independent Proxy Advisory Firms ISS, Glass Lewis and

Egan-Jones Recommend Ensco Shareholders Vote

“FOR” the Combination with Rowan

London, England, February 8, 2019 … Ensco plc (“Ensco” or the “Company”) (NYSE: ESV) today announced that Institutional Shareholder Services, Inc. (“ISS”), Glass, Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services (“Egan-Jones”), three leading proxy advisory firms, recommend that Ensco shareholders vote “FOR” the Company’s pending combination with Rowan Companies plc (“Rowan”).

As announced on January 29, 2019, Ensco entered into an amendment to the transaction agreement with Rowan under which the companies will combine in an all-stock transaction. Under the terms of the amended transaction agreement, upon closing, Rowan shareholders will receive 2.750 Ensco shares for each Rowan share. All other terms and conditions of the transaction agreement that Ensco and Rowan entered into on October 7, 2018 remain the same.

In its February 4, 2019 report, ISS concluded: “In light of the reasonable valuation, the compelling strategic rationale of the proposed transaction, and the positive impact to Ensco’s balance sheet, support FOR the proposed merger remains warranted.”

Ensco’s Board of Directors unanimously recommends that Ensco shareholders vote “FOR” the proposal to combine with Rowan in an all-stock transaction at the upcoming Ensco General Meeting, which is necessary to complete the merger.

Ensco President and Chief Executive Officer Carl Trowell stated, “We are pleased that ISS, Glass Lewis and Egan-Jones recognize the compelling strategic and financial rationale of our planned merger with Rowan. We believe that the combined company will be an industry-leading offshore driller that will allow shareholders to participate in significant, long-term value creation opportunities. With a fleet of high-specification floaters and jack-ups, diverse customer base, broad geographic presence and enhanced financial position, the combined company will be able to compete strongly across market cycles.”

Ensco’s General Meeting will take place on February 21, 2019 at 4:00 p.m. (London time) at the Offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY, United Kingdom. Votes of Ensco shareholders submitted prior to January 23, 2019 in favor of (or against) the Ensco shareholder resolutions proposed in connection with the original transaction will not be counted in respect of the transaction. Ensco shareholders are therefore encouraged to vote in respect of the transaction, either by submitting a proxy or voting instruction card in accordance with the instructions set out in the supplemental proxy materials or by attending the reconvened Ensco General Meeting and voting in person.

Shareholders who have questions about the merger and/or the process to submit proxies or voting instructions may contact Ensco’s proxy solicitors, D.F. King at +1 (800) 461-9313. Banks and Brokers may call collect at +1 (212) 269-5550. Copies of the proxy statement and/or proxy card may be obtained from D.F. King.

Ensco shareholders are encouraged to read the proxy materials in their entirety as they provide, among other information, a discussion of the reasons behind the recommendation of Ensco’s board of directors that shareholders vote “FOR” the approvals necessary to complete the pending merger.

About Ensco

Ensco plc (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. For more than 30 years, the company has focused on operating safely and going beyond customer expectations. Operating one of the newest ultra-deepwater rig fleets and a leading premium jackup fleet, Ensco has a major presence in the most strategic offshore basins across six continents. Ensco plc is an English limited company (England No. 7023598) with its corporate headquarters located at 6 Chesterfield Gardens, London W1J 5BQ.  To learn more, visit our website at www.enscoplc.com.

Forward-Looking Statements

Statements included in this document regarding the proposed transaction between Ensco and Rowan, including closing conditions of the proposed transaction, and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)). Forward-looking statements include words or phrases such as “anticipate,’ “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Ensco and Rowan, delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov . Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both Ensco and Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding the Transaction Will Be Filed with the SEC

In connection with the proposed transaction, Ensco and Rowan have filed a joint proxy statement on Schedule 14A with the SEC.  Ensco and Rowan intend that the proposed transaction will be implemented by means of a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the UK Companies Act 2006, as amended, in which case the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines, with Rowan’s consent, to structure the transaction as an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, Ensco will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF ENSCO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT (WHICH INCLUDES AN EXPLANATORY STATEMENT IN RESPECT OF ANY SCHEME OF ARRANGEMENT OF ROWAN, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UK COMPANIES ACT 2006) AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement has been and any registration statement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings.  Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensco and Rowan with the SEC from the SEC’s website at www.sec.gov.  Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400, or Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800.  Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.”  Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in the Solicitation

Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction.  Information about these persons is set forth in the joint proxy statement filed by Ensco and Rowan with the SEC on December 11, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Ensco and Rowan are incorporated under the laws of England and Wales. In addition, some of their respective officers and directors reside outside the United States, and some or all of their respective assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Ensco, Rowan or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Ensco, Rowan or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws.

Investor & Media Contacts

Ensco plc

Nick Georgas, 713-430-4607

Senior Director — Investor Relations and Communications

Ensco plc

Tim Richardson, 713-430-4490

Manager — Investor Relations